Exhibit 99.1

May 6, 2019
USD Partners LP Announces First Quarter 2019 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three months ended March 31, 2019. Financial highlights with respect to the first quarter of 2019 include the following:

•	Generated Net Cash Provided by Operating Activities of $10.2 million, Adjusted EBITDA(1) of $11.5 million and Distributable Cash Flow of $8.4 million

•	Reported Net Income of $1.3 million

•	Increased quarterly cash distribution to $0.3625 per unit ($1.45 per unit on an annualized basis), delivering distribution growth of 0.7% over the prior quarter and 2.8% over the first quarter of 2018

•	Ended quarter with $181 million of available liquidity
“We are pleased to announce our sixteenth consecutive quarterly distribution increase, which is consistent with our previously stated 2019 distribution guidance,” said Dan Borgen, the Partnership’s Chief Executive Officer. “As we mentioned on our fourth quarter earnings call, we look forward to transitioning into the second half of this year, when the higher rates from our recently extended terminalling services agreements will begin to show up in our financial results. In addition, the forward curves today show the spread between a Western Canadian Select and a West Texas Intermediate barrel of crude oil widening to levels that should incentivize our customers to fully utilize the capacity at our terminals.”
First Quarter 2019 Liquidity, Operational and Financial Results
Substantially all of the Partnership’s cash flows are generated from multi-year, take-or-pay terminalling services agreements related to its crude oil terminals, which include minimum monthly commitment fees. The Partnership’s customers include major integrated oil companies, refiners and marketers, the majority of which are investment-grade rated.
The Partnership’s results during the first quarter of 2019 relative to the same quarter in 2018 were primarily influenced by lower revenues at its Casper terminal resulting from the conclusion of a customer agreement at the end of 2018, which were partially offset by higher revenues at its Stroud terminal associated with additional contracts that were executed in March and April of 2018. Additionally, the Partnership experienced higher variable operating costs at its Hardisty and Stroud terminals, which it incurred with the anticipation of higher volumes during the quarter, as well as higher operations and maintenance costs at its Stroud terminal, which were partially offset by a reduction in pipeline fees and a decrease in depreciation expense.
Net Cash Provided by Operating Activities increased by 26% relative to the first quarter of 2018, primarily due to the timing of receipts and payments on accounts receivable, accounts payable and deferred revenue balances.
Adjusted EBITDA decreased by 15% and Distributable Cash Flow (“DCF”) decreased by 24% relative to the first quarter of 2018. The decrease in Adjusted EBITDA was primarily a result of the operating factors

(1) The Partnership presents both GAAP and non-GAAP financial measures in this press release to assist in understanding the Partnership’s liquidity and ability to fund distributions. See “Non-GAAP Financial Measures” on page 3 and reconciliations of Net Cash Provided by Operating Activities, the most directly comparable GAAP measure, to Adjusted EBITDA and Distributable Cash Flow on page 8 of this press release.

discussed above. DCF was also impacted by higher cash paid for interest associated with higher interest rates in the first quarter of 2019.
Net income for the quarter decreased as compared to the first quarter of 2018, primarily as a result of the operating factors discussed above coupled with a non-cash loss associated with the five-year interest rate derivative instrument that the Partnership entered into in November 2017 and higher interest expense incurred resulting from higher interest rates during the first quarter of 2019.
As of March 31, 2019, the Partnership had total available liquidity of $181 million, including $3 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $177 million on its $385 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership is in compliance with its financial covenants.
On April 26, 2019, the Partnership declared a quarterly cash distribution of $0.3625 per unit ($1.45 per unit on an annualized basis), which represents growth of 0.7% over the prior quarter and 2.8% over the first quarter of 2018. The distribution is payable on May 15, 2019, to unitholders of record at the close of business on May 7, 2019.
Effective January 1, 2019, the Partnership adopted the requirements of Accounting Standards Update 2016-02, or ASC 842, that requires balance sheet recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases.

First Quarter 2019 Conference Call Information
The Partnership will host a conference call and webcast regarding first quarter 2019 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, May 7, 2019.
To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 2899784. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 2899784. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USDG”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies and refiners. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.
USDG, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USDG solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USDG is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com.
Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as Net Cash Provided by Operating Activities adjusted for changes in working capital items, interest, income taxes, foreign currency transaction gains and losses, and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flows to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.

The Partnership defines Distributable Cash Flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. DCF is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash flow being retained for use in enhancing the Partnership’s existing business; and

•	the sustainability of the Partnership’s current distribution rate per unit.

The Partnership believes that the presentation of Adjusted EBITDA and DCF in this press release provides information that enhances an investor's understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA and DCF is Net Cash Provided by Operating Activities. Adjusted EBITDA and DCF should not be considered alternatives to Net Cash Provided by Operating Activities or any other measure of liquidity presented in accordance with GAAP. Adjusted EBITDA and DCF exclude some, but not all, items that affect Net Cash Provided by Operating Activities and these measures may vary among other companies. As a result, Adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies. Reconciliations of Net Cash Provided by Operating Activities to Adjusted EBITDA and DCF are presented on page 8 of this press release.

Contact:
Adam Altsuler
Senior Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Jennifer Waller
Associate Director, Financial Reporting and Investor Relations
(832) 991-8383
jwaller@usdg.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the ability of the Partnership and USDG to achieve contract extensions, new customer agreements and expansions; the ability of the Partnership and USDG to develop existing and future additional projects and expansion opportunities and whether those projects and opportunities developed by USDG would be made available for acquisition, or acquired, by the Partnership; volumes at, and demand for, the Partnership’s terminals; the price of WCS relative to WTI and other crude benchmarks, and the drivers causing such pricing spreads; and the amount and timing of future distribution payments and distribution growth. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Income
For the Three Months Ended March 31, 2019 and 2018
(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018
	(in thousands)
Revenues
Terminalling services	$19,998	$22,005
Terminalling services — related party	5,638	4,696
Fleet leases — related party	984	984
Fleet services	57	344
Fleet services — related party	227	227
Freight and other reimbursables	403	1,475
Freight and other reimbursables — related party	61	2
Total revenues	27,368	29,733
Operating costs
Subcontracted rail services	3,565	3,062
Pipeline fees	5,061	5,724
Freight and other reimbursables	464	1,477
Operating and maintenance	3,211	2,356
Selling, general and administrative	2,477	2,994
Selling, general and administrative — related party	2,450	1,830
Depreciation and amortization	4,734	5,276
Total operating costs	21,962	22,719
Operating income	5,406	7,014
Interest expense	3,187	2,485
Loss (gain) associated with derivative instruments	672	(1,024)
Foreign currency transaction loss (gain)	182	(211)
Other expense (income), net	(24)	71
Income before income taxes	1,389	5,693
Provision for (benefit from) income taxes	70	(907)
Net income	$1,319	$6,600

USD Partners LP
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2019 and 2018
(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018
	(in thousands)

Cash flows from operating activities:
Net income	$1,319	$6,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,734	5,276
Loss (gain) associated with derivative instruments	672	(1,024)
Settlement of derivative contracts	1	(38)
Unit based compensation expense	1,414	1,337
Deferred income taxes	(249)	(1,290)
Other	458	286
Changes in operating assets and liabilities:
Accounts receivable	691	(8,349)
Accounts receivable — related party	(628)	1,213
Prepaid expenses and other assets	753	(161)
Other assets — related party	20	20
Accounts payable and accrued expenses	69	(887)
Accounts payable and accrued expenses — related party	719	(378)
Deferred revenue and other liabilities	198	5,499
Net cash provided by operating activities	10,171	8,104
Cash flows from investing activities:
Additions of property and equipment	(244)	(78)
Proceeds from the sale of assets	—	236
Net cash provided by (used in) investing activities	(244)	158
Cash flows from financing activities:
Distributions	(10,133)	(9,689)
Payments for deferred financing costs	(7)	—
Vested Phantom Units used for payment of participant taxes	(1,821)	(1,346)
Proceeds from long-term debt	9,000	9,000
Repayments of long-term debt	(11,000)	(8,000)
Other financing activities	(13)	—
Net cash used in financing activities	(13,974)	(10,035)
Effect of exchange rates on cash	388	(678)
Net change in cash, cash equivalents and restricted cash	(3,659)	(2,451)
Cash, cash equivalents and restricted cash – beginning of period	12,383	13,788
Cash, cash equivalents and restricted cash – end of period	$8,724	$11,337

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$3,069	$6,439
Restricted cash	5,655	5,944
Accounts receivable, net	4,462	5,132
Accounts receivable — related party	1,255	624
Prepaid expenses	1,681	2,115
Other current assets	477	634
Other current assets — related party	79	79
Total current assets	16,678	20,967
Property and equipment, net	146,635	145,308
Intangible assets, net	83,554	86,705
Goodwill	33,589	33,589
Operating lease right-of-use assets	15,581	—
Other non-current assets	255	631
Other non-current assets — related party	75	95
Total assets	$296,367	$287,295

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$5,660	$3,464
Accounts payable and accrued expenses — related party	1,179	460
Deferred revenue	2,980	2,921
Deferred revenue — related party	1,916	1,885
Operating lease liabilities, current	5,236	—
Other current liabilities	2,910	2,804
Total current liabilities	19,881	11,534
Long-term debt, net	204,028	205,581
Deferred income tax liabilities, net	119	360
Operating lease liabilities, non-current	10,682	—
Other non-current liabilities	120	356
Total liabilities	234,830	217,831
Commitments and contingencies
Partners’ capital
Common units	80,539	107,903
Class A units	—	1,018
Subordinated units	(20,555)	(39,723)
General partner units	3,147	3,275
Accumulated other comprehensive loss	(1,594)	(3,009)
Total partners’ capital	61,537	69,464
Total liabilities and partners’ capital	$296,367	$287,295

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three Months Ended March 31, 2019 and 2018
(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018
	(in thousands)

Net cash provided by operating activities	$10,171	$8,104
Add (deduct):
Amortization of deferred financing costs	(450)	(215)
Deferred income taxes	249	1,290
Changes in accounts receivable and other assets	(836)	7,277
Changes in accounts payable and accrued expenses	(788)	1,265
Changes in deferred revenue and other liabilities	(198)	(5,499)
Interest expense, net	3,180	2,485
Provision for (benefit from) income taxes	70	(907)
Foreign currency transaction loss (gain) (1)	182	(211)
Other income	(17)	—
Non-cash contract asset (2)	(51)	(51)
Adjusted EBITDA	11,512	13,538
Add (deduct):
Cash paid for income taxes	(278)	(182)
Cash paid for interest	(2,820)	(2,291)
Maintenance capital expenditures	—	(49)
Distributable cash flow	$8,414	$11,016

(1)	Represents foreign exchange transaction amounts associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(2)	Represents the change in non-cash contract assets associated with revenue recognized in advance at blended rates based on the escalation clauses in certain of the Partnership's customer contracts.